UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35212	27-1347616
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

(212) 867-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PPSI	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michalec Letter Agreement

As previously disclosed, in connection with the employment agreement entered into between Pioneer Power Solutions, Inc. (the “Company”) and Wojciech (Walter) Michalec, effective April 25, 2022, the Company granted Mr. Michalec an award of restricted stock units (“RSUs”) under the 2021 Pioneer Power Solutions, Inc. Long-Term Incentive Plan (as amended, the “2021 Plan”) pursuant to that certain Restricted Stock Unit Award Agreement covering 375,000 shares of the Company’s common stock, vesting in three equal installments on each of May 1st of 2022, 2023, and 2024. In connection with the vesting of the RSUs, the Company paid on Mr. Michalec’s behalf an aggregate amount of $481,220.28 to satisfy his income and payroll tax obligations, to be reimbursed from payroll withholding, and the Company had been reimbursed $34,000.00 from payroll withholding as of September 20, 2023. On September 20, 2023, the Company and Mr. Michalec entered into a letter agreement pursuant to which Mr. Michalec agreed to surrender and cancel 72,719 shares of common stock issued to him upon settlement of his vested RSUs, in order to reimburse the Company for the remaining amount of the tax payment the Company made on his behalf. Upon the surrender and cancellation of the shares, the Company will be fully reimbursed.

Mazurek Letter Agreement

On May 16, 2023, the Company granted Nathan Mazurek an award of RSUs under the 2021 Plan covering 100,000 shares of the Company’s common stock. In connection with the vesting of the RSUs, the Company paid on Mr. Mazurek’s behalf an aggregate amount of $272,829.32 to satisfy his income and payroll tax obligations, to be reimbursed from payroll withholding, which had not yet occurred. On September 20, 2023, the Company and Mr. Mazurek entered into a letter agreement pursuant to which Mr. Mazurek agreed to surrender and cancel 44,363 shares of common stock issued to him upon settlement of his vested RSUs, in order to reimburse the Company for the tax payment the Company made on his behalf. Upon the surrender and cancellation of the shares, the Company will be fully reimbursed.

The foregoing summaries of each of the letter agreements contained in this Item 5.02 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the letter agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated September 20, 2023, by and between Pioneer Power Solutions, Inc. and Walter Michalec
10.2	Letter Agreement, dated September 20, 2023, by and between Pioneer Power Solutions, Inc. and Nathan Mazurek
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: September 22, 2023	By:	/s/ Walter Michalec
	Name:	Walter Michalec
	Title:	Chief Financial Officer